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                                                                  EXECUTION COPY

                          CONFIRMATION FOR EQUITY SWAP
            TRANSACTION BETWEEN SALOMON BROTHERS HOLDING COMPANY INC,
                            VERIO, LLC AND VERIO INC.

          The purpose of this confirmation, dated as of March 17, 2000, is to set forth certain terms and conditions for the equity swap transaction that Verio, LLC ("Counterparty") and Verio Inc. (Verio") entered into with Salomon Brothers Holding Company Inc ("Salomon") on March 17, 2000 (the "Trade Date") (the "Transaction"). This confirmation constitute a "Confirmation" as referred to in the Agreement specified below.

          This Confirmation evidence a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In the event you and us execute the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Agreement") in the form published by the International Swaps and Derivatives Association, Inc. ("ISDA") with such modifications as you and we shall in good faith agree (as modified, the "Agreement"), this Confirmation will supplement, form a part of, and be subject to the Agreement. Prior to execution of the Agreement, this Confirmation, together with all other documents referring to the ISDA Agreement (each a "Confirmation") confirming transactions (each a "Transaction") entered into between you and us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Agreement as if we had executed an agreement in such form (without any Schedule but modified by the provisions in Section 12 herein) on the Trade Date.

          The ISDA Agreement and this Confirmation will be governed by the laws of the State of New York.

          1. In the event of any inconsistency between this Confirmation, on the one hand, and the ISDA Agreement, or when executed, the Agreement, on the other hand, this Confirmation will control for the purpose of the Transaction. With respect to the Transaction, capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to them, in the ISDA Agreement or, when executed, the Agreement.

          2. Each party will make each payment specified in this Confirmation as being payable by it, not later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency. This Confirmation and the Agreement, shall constitute the written agreement between Counterparty and Salomon with respect to this Transaction.

          3. The Transaction to which this Confirmation relates is an equity swap transaction, the terms of which include:

          4. GENERAL DEFINITIONS:

Business Day:        Means a day (other  than a Saturday or a Sunday) on which
                     commercial banks generally are open for business in New
                     York City.

Carrying             Rate: Means on any day with respect to the Notional Amount
                     (i) until but not including the Initial Reset Date LIBOR as determined as of the first


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                     day of the initial period plus the Carrying Spread and (ii)
                     during each period thereafter, LIBOR determined as of the beginning of such period plus the Carrying Spread.

Common Shares:       means shares of Verio Inc.'s common stock.

Designated
Salomon Affiliate:   means Salomon or one or more broker-dealer affiliates of
                     Salomon, wholly-owned, directly or indirectly, by Citigroup
                     (or any successor thereto) as designated by Salomon (or to the extent that Salomon does not designate such an affiliate), the Designated Salomon Affiliate shall mean
                     Salomon).

LIBOR: means the rate per annum for U.S. dollar LIBOR (determined on the basis of the actual number of days elapsed over a 360-day year) for the appropriate reference period, as determined by Salomon, appearing (except as provided in the following sentence) on Telerate Page 3750 or any replacement of that page, two London business days prior to the start of a relevant period, provided that if the rate cannot be so determined, it shall be determined as if USD-LIBOR-Reference Banks (as defined in the 1991 ISDA Definitions) had been specified for purposes of determining the rate. If the relevant period is one week or less, the reference period shall be one week, and the rate shall be as specified on Reuters Screen LIBO Page. LIBOR shall otherwise be determined by linear interpolation if the relevant period does not correspond exactly to a period for which rates appear on Telerate Page 3750 or its replacement. Except for the period ending on the Maturity Date or unless the parties otherwise agree, the relevant period for determining LIBOR shall be one month.

Principal            Market: Means NASDAQ or the principal national securities
                     exchange or quotation system on which the Common Shares may be listed or otherwise included in the future should they cease to be quoted on such exchange or quotation system.
                     All references to closing prices or sales prices for the Common Shares shall be to such prices on the Principal
                     Market.

Trading Day:         means a day on which the Principal Market is open for
                     trading.

          5.   GENERAL TERMS OF THE TRANSACTION; FEES:

              (a) General Terms of the Transaction.

         Trade Date:                         March 17, 2000

         Number of Common Shares:            640,000

         Notional Amount:                    $33,600,000



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         Initial Reset Date:                 April 17, 2000 (or, if such date
                                             is not a Trading Day, the next
                                             Trading Day).

         Optional Unwind Date:               April 17, 2000 (or, if such date is
                                             not a Trading Day, the next Trading
                                             Day).

         Maturity Date:                      December 18, 2000 (or, if such date
                                             is not a Trading Day, the next
                                             Trading Day).

         Carrying Spread:                    2.00% per annum.

         Structuring Fee Amount:             $500,000

         Initial Price Per Share             $52.50



     (b) Outstanding Aggregate Amount. The term "Outstanding Aggregate Amount" means, as of any date, a dollar amount equal to the original Notional Amount minus the sum of the Daily Delivery Amounts for each related Delivery Date (each as defined in paragraph 6) occurring prior to such date.

     (c) Structuring Fees. By the third Trading Day following the Trade Date, Counterparty shall pay to Salomon Smith Barney Inc. a fee equal to the Structuring Fee Amount, specified above in Section 5(a).

          6.   UNWIND PERIOD SETTLEMENT OBLIGATIONS:

     (a) Counterparty Unwind Period Settlement Option. Counterparty shall be entitled to elect by timely written notice to Salomon whether settlement of the parties' respective obligations for a particular Unwind Period shall be by (i) "Net Share Settlement" or (ii) "Net Cash Settlement" (or if Counterparty fails to so elect, it shall be deemed to have elected Net Share Settlement). Counterparty shall notify Salomon of its election of Net Share Settlement or Net Cash Settlement not less than twenty Trading Days prior to the commencement of the relevant Unwind Period. The methods for determining the beginning and length of the "Unwind Period" for a "Maturity Termination" as well as for a "Trigger Event," an "Optional Unwind" and a "Partial Termination" are set forth in paragraph 7.

     (b) Net Share Settlement. If Counterparty elects Net Share Settlement with respect to an Unwind Period, on each Delivery Date in such Unwind Period, (i) the Designated Salomon Affiliate shall deliver to Counterparty a number of Common Shares equal to the Salomon Share Amount for such Delivery Date against payment by Counterparty to the Designated Salomon Affiliate of cash equal to the Forward Amount for such Delivery Date and (ii) Counterparty shall deliver to the Designated Salomon Affiliate a number of Common Shares equal to the Forward Amount for such Delivery Date divided by the Determination Price for such Delivery Date (the "Counterparty Share Amount") against payment by the Designated Salomon Affiliate to Counterparty of cash equal to the Forward Amount for such Delivery Date (the Salomon Share Amount minus the Counterparty Share Amount is referred to herein as the "Net Share Amount").

     (c) Net Cash Settlement. If Counterparty elects Net Cash Settlement with respect to an Unwind Period, on each Delivery Date in such Unwind Period, (i) if the Net Share Amount is positive, the Designated Salomon Affiliate shall pay to Counterparty an amount equal to the Net Share Amount



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multiplied by the Determination Price for such Delivery Date and (ii) if the Net
Share Amount is negative, Counterparty shall pay to the Designated Salomon Affiliate an amount equal to the absolute value of the Net Share Amount multiplied by the Determination Price for such Delivery Date.

      WHERE:

      "Salomon Share Amount" means, for any Delivery Date, the Daily Delivery Amount for such Delivery Date divided by the Initial Price Per Share.

      "Daily Delivery Amount" means, for any Delivery Date, the portion of the Outstanding Aggregate Amount subject to the related Unwind Period divided by the number of Unwind Period Days for such Unwind Period (each determined in accordance with paragraph 7) or such other amount as agreed to by the parties or by Salomon if an event as described in Paragraph 6(f) ("Salomon Unwind Period Settlement Option") has occurred.

      "Forward Amount" means, for any Delivery Date, a dollar amount equal to
      (i) the Daily Delivery Amount for such Delivery Date plus (ii) Carrying Costs for such Delivery Date minus (iii) Actual Dividends for such Daily Delivery Amount.

      "Delivery Date" means, in respect of each Unwind Period Day, the third Trading Day after such Unwind Period Day.

      "Unwind Period Day" means each Trading Day in an Unwind Period.

      "Carrying Costs" means, for any Delivery Date and subject to paragraph 9(e) ("Funding Cost Adjustment"), an amount equal to interest on the Daily Delivery Amount for such Delivery Date at the applicable Carrying Rate, compounded periodically each time LIBOR is reset on an actual/360 basis, for the period from and including the third Trading Day after the Trade Date to but excluding such Delivery Date.

      "Actual Dividends" means, for any Delivery Date, the amount of all dividends (other than dividends resulting in an adjustment pursuant to paragraph 8(c) ("Adjustment Events") or transferred to Counterparty pursuant to paragraph 9(f) ("Certain Dividends")) paid before the day on which the Unwind Period commences to which a holder of a number of Common Shares equal to the applicable Daily Delivery Amount (or portion thereof) outstanding on the applicable ex-dividend date divided by the Initial Price Per Share would be entitled.

      "Determination Price" means for any Delivery Date, the weighted average price at which Salomon or the Designated Salomon Affiliate sells Common Shares (net of Fees) on the relevant Unwind Period Day for net proceeds equal to the Forward Amount for such Delivery Date.

      "Fees" means the following:

      (i) if the Common Shares are sold in an Underwritten Offering, 3% of the weighted average offering price;

      (ii) if Common Shares are sold pursuant to a Block Sale, 1.5% of the weighted average price at which the Designated Salomon Affiliate sells the Common Shares; or

      (iii) otherwise, $0.03125.



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      (e)   Final Dividend Amount. In connection with each Unwind Period,
Salomon shall transfer to Counterparty, promptly after the related dividend payment date and in the same form in which the dividend was made, the amount of all dividends (other than dividends resulting in an adjustment pursuant to paragraph 8(c) ("Adjustment Events")) with an ex-dividend date before the last Trading Day in such Unwind Period and a dividend payment date on or after the first Trading Day in such Unwind Period to which a holder of a number of Common Shares equal to the Remaining Share Amount on the applicable ex-dividend date would be entitled.

      WHERE:

      "Remaining Share Amount" means, for any ex-dividend date, (i) the portion of the Outstanding Aggregate Amount that is the subject of the Unwind Period (determined in accordance with paragraph 7) outstanding on such ex-dividend date divided by the Initial Price Per Share minus (ii) the Salomon Share Amount for each Delivery Date with a related Unwind Period Day occurring on or before such ex-dividend date.

      (f) Salomon Unwind Period Settlement Option. If Counterparty fails to comply with or perform any agreement or obligation contained in paragraph 10(c) ("Securities Laws and Registration--Registration Statement") or paragraph 10(e) ("Securities Laws and Registration--Due Diligence") or Counterparty's representations contained in paragraph 10(d) ("Securities Laws and Registration--Representations") are incorrect or misleading in any material respect, Salomon and its affiliates shall be entitled (in addition to any other remedies under the Agreement or otherwise) in connection with a Delivery Date to sell Common Shares used to hedge this Transaction or Common Shares received from Counterparty hereunder (including pursuant to this clause (f)) on a private placement basis and, if Common Shares are so sold, Counterparty shall deliver to the Designated Salomon Affiliate a number of Common Shares such that the aggregate actual net proceeds of the Common Shares so sold is equal to the Forward Amount for such Delivery Date. Counterparty shall deliver promptly upon request the number of Common Shares Salomon reasonably determines is adequate to realize actual net proceeds in such amount, and Counterparty's obligation to deliver Common Shares under this clause (f) shall be a continuing one until Salomon or its affiliates have received actual net proceeds equal to the Forward Amount for such Delivery Date. Counterparty agrees that each of its filings under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other applicable securities laws that are required to be filed have been filed, as of each day on which Salomon or its affiliates sell Common Shares pursuant to this clause (f) will have been filed and that such filing, as supplemented by any information provided by Counterparty to Salomon, will contain no misstatement of material fact or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading. Salomon and its affiliates shall be entitled to disclose any material non-public information regarding Counterparty in their possession to purchasers in such a private placement.

            7.    UNWIND PERIODS:

      (a) Maturity Termination. By the close of business in New York on the Maturity Date, Salomon shall give notice of the number of Trading Days in the Unwind Period commencing on the Maturity Date and of the Manner of Sale. An Unwind Period will commence on the Maturity Date with respect to the entire Outstanding Aggregate Amount.

      (b) Optional Unwind. Counterparty (i) may notify Salomon of its desire to effect a settlement with respect to any portion (prior to October 1, 2000) or all of the Outstanding Aggregate




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Amount (at any time) over a number of Trading Days, from 1 to 45 consecutive
Trading Days inclusive, as Counterparty may propose (an "Optional Unwind"), (ii) propose the Manner of Sale and (iii) shall include in such notice an irrevocable indication of its election pursuant to paragraph 6(a) ("Counterparty Unwind Period Settlement Option"). Salomon shall not unreasonably reject the proposed portion of such Outstanding Aggregate Amount, Unwind Period length, commencement date of the Unwind Period relating to such Optional Unwind or Manner of Sale; provided that, unless otherwise agreed, the Unwind Period shall commence at least twenty Trading Days after Counterparty gives notice of its desire to effect an Optional Unwind. If any such term is not reasonably acceptable to Salomon, the parties shall negotiate in good faith to modify the proposed term, provided that if the parties cannot agree regarding the Unwind Period length, the number of Trading Days in the Unwind Period or the Manner of Sale, then each disputed item shall be determined by Salomon; provided that Salomon shall not elect an Underwritten Offering unless it reasonably determines that Block Sales or Gradual Market Distribution is not feasible. If the first Trading Day in the Unwind Period is before the Optional Unwind Date, Counterparty shall pay Salomon by the second Business Day following such Trading Day an amount equal to the present value (calculated by Salomon using a discount rate equal to LIBOR minus 0.125% per annum) of the Carrying Spread that would have been earned on the portion of the Outstanding Aggregate Amount subject to such Optional Unwind had it remained outstanding through such date.

      WHERE

      "Manner of Sale" means:

      (i) an underwritten fixed price of "at the market" public offering of the Common Shares, with respect to which Salomon shall be entitled to designate Salomon Smith Barney Inc. ("SSB") or one or more affiliates of Salomon as the sole book running manager (an "Underwritten Offering");

      (ii) one or more privately negotiated sales involving at least a block of the Common Shares, with respect to which Salomon shall be entitled to designate SSB or one or more affiliates of Salomon as the sole agent, executing dealer or other intermediary ("Block Sale"); or

      (iii) an offering of the Common Shares into the existing trading market for outstanding shares of the same class at other than a fixed price on the Principal Market or to or through a market maker or broker or dealer, with respect to which Salomon shall be entitled to designate SSB or one or more affiliates of Salomon as the sole agent, executing dealer or other intermediary (a "Gradual Market Distribution").

      (c) Trigger Event. A "Trigger Event" shall occur if Counterparty does not take one of the actions described in clauses (a) and (b) of Section 5.01 of the Pledge Agreement dated as of March 17, 2000 between Salomon, Counterparty and Verio (the "Pledge Agreement") within the required period under Section 5.01 of the Pledge Agreement after the occurrence of an event described in Section
5.01 of the Pledge Agreement or if Counterparty elects pursuant to clause (b) of
Section 5.01 of the Pledge Agreement to effect an Optional Unwind that would result in the Outstanding Aggregate Amount being 50% or less of the than the initial Notional Amount. Upon the occurrence and continuation of a Trigger Event, Salomon shall be entitled to commence an Unwind Period with respect to the entire Outstanding Aggregate Amount and designate the Manner of Sale; provided that Salomon shall not elect an Underwritten Offering unless it reasonably determines that Block Sales or Gradual Market Distribution is not feasible. Such Unwind Period shall commence on a Trading Day and end on and include a Trading




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Day, each as designated by Salomon. At the option of Salomon, any Unwind Period that had commenced prior to the start of the Unwind Period for such Trigger Event and not terminated shall terminate on the Trading Day prior to the start of the Unwind Period for such Trigger Event.

      (d) Suspension of Unwind Period. Counterparty may, by notice to Salomon by 8:30 a.m. New York time on any Trading Day, suspend an Unwind Period for up to 5 days in the aggregate based on the advice of counsel respecting applicable federal securities laws that such Unwind Period should be suspended. As promptly as practicable after such suspension, Salomon will adjust any term of this Transaction relating to an Unwind Period, Maturity Date or other Trading Day or otherwise to the extent appropriate to effectuate the fundamental economic terms of this Transaction.

      (e) Unwind Periods in Effect. For purposes of "Optional Unwind" and "Maturity Termination," and unless Salomon (in the case of "Trigger Event") elects to terminate an Unwind Period in effect in accordance with the last sentence of such paragraphs, any Daily Delivery Amount for which an Unwind Period is in effect shall be deemed not outstanding for purposes of determining the Outstanding Aggregate Amount to be subject to such an Unwind Period.

            8.    DISRUPTIONS AND ADJUSTMENTS:

      (a) Market Disruption Events. If on any day that would otherwise be a Trading Day Salomon determines that there has been a material suspension or material limitation of trading in the Common Shares on the Principal Market, or that trading in securities in general on the Principal Market has been materially suspended or materially limited (a "Market Disruption Event"), then that day shall be deemed not to be a Trading Day (in whole or in part), and the next Trading Day shall be postponed to the first succeeding Trading Day on which, in Salomon's determination, there is no Market Disruption Event. As promptly as practicable after the occurrence of a Market Disruption Event, Salomon will adjust any term of this Transaction relating to an Unwind Period, Maturity Date or other Trading Day or otherwise to the extent appropriate to effectuate the fundamental economic terms of this Transaction.

      (b) Disruption of Settlement. If on any date there occurs an event beyond the control of the parties as a result of which The Depository Trust Company or any successor depository cannot effect a transfer of the Common Shares pursuant to this Transaction, the party obligated to deliver the Common Shares shall use its best efforts to cause the Common Shares to be delivered as promptly as practicable to the other party in any commercially reasonable manner. Each party agrees that if delivery of the Common Shares on any Delivery Date is subject to any restriction imposed by a regulatory authority, the parties will negotiate in good faith a procedure to effect settlement of such Common Shares in a manner that complies with any relevant rules of such regulatory authority.

      (c) Adjustment Events. In the event of (i) a subdivision, consolidation or reclassification of the Common Shares into a different number or kind of shares of stock of Counterparty, (ii) a dividend on the Common Shares paid in Common Shares, (iii) a merger or other transaction whereby the outstanding Common Shares are exchanged for another class of securities, or securities of another issuer, or (iv) any other similar event (an "Adjustment Event"), then in each case, Salomon shall make appropriate adjustments to the terms of this Transaction, and/or amend the definition of Common Shares, such that the fundamental economic terms of this Transaction are equivalent to those in effect immediately prior to the Adjustment Event.



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            9.    MISCELLANEOUS:

      (a) Early Termination. The parties agree that for purposes of Section 6(e) of the Agreement, Second Method and Loss will apply to this Transaction. The parties further agree that for purposes of calculating Salomon's Loss in connection with this Transaction, Salomon and its affiliates shall dispose of any Common Shares used to hedge this Transaction over a period consisting of (i) in the case of an Early Termination Date resulting from an Event of Default, any number of Trading Days as Salomon may determine and (ii) in the case of an Early Termination Date resulting from a Termination Event, any number of Trading Days as Salomon may determine and to which Counterparty shall not unreasonably object.

      (b) Netting of Obligations; Rounding. The respective Common Share delivery and cash payment obligations on any day of Counterparty, on the one hand, and Salomon and the Designated Salomon Affiliate, on the other hand, shall be netted. The net Common Shares delivery obligation of either party shall be rounded down to the nearest number of whole shares, such that neither party shall be required to deliver any fractional shares.

      (c) Agreement regarding Common Shares. Each party agrees with the other that, in respect of any Common Shares delivered to the other party, (i) in the case of Salomon, the Designated Salomon Affiliate will, at the time of delivery, be the legal and beneficial owner thereof, free of liens and other encumbrances, and (ii) in the case of Counterparty, such shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, and subject to no adverse claims of any other party.

      (d) Default Interest. If a party defaults in the performance of any obligation required to be settled by delivery, it will indemnify the other party on demand, in accordance with the practice of the Principal Market for the Common Shares, for any costs, losses or expenses (including the costs of borrowing Common Shares, if applicable) resulting from such default. A certificate signed by the deliveree setting out such costs, losses or expenses in reasonable detail shall be conclusive evidence that they have been incurred, absent manifest error.

      (e) Funding Cost Adjustment. If for any reason the relevant interest period does not correspond with the reference period used for purposes of calculating the Carrying Costs, Salomon shall adjust the terms of this Transaction appropriately to reflect any additional funding costs incurred, or any reduction in funding costs received, by Salomon.

      (f) Certain Dividends. Salomon shall transfer to Counterparty, promptly after the related dividend payment date and in the same form in which the dividend was made, the amount of all dividends (other than cash dividends and dividends resulting in an adjustment pursuant to paragraph 8(c) ("Adjustment Events")) to which a holder of a number of Common Shares equal to the Dividend Share Amount on the applicable ex-dividend date would be entitled.

      WHERE:

      "Dividend Share Amount" means, for any ex-dividend date, a number of Common Shares equal to (i) the portion of the Outstanding Aggregate Amount outstanding on such ex-dividend date that is not, and has not been, the subject of an Unwind Period (determined in accordance with paragraph 7) when such dividend is paid divided by (ii) the Initial Price Per Share.

      (g) Increased Costs. If Salomon determines that from the Trade Date of the relevant Transaction (i) due to either (x) the introduction of or any change in or in the interpretation of any law or




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regulation or (y) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to Salomon or its affiliates of engaging in this Transaction or related transactions, or (ii) compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) increases or would increase the amount of any capital required or expected to be maintained by Salomon or any affiliate of Salomon as a direct or indirect consequence of this Transaction ("Increased Costs"), then Counterparty shall from time to time until this Transaction is no longer outstanding (whether through Optional Unwind or otherwise), promptly upon demand by Salomon, convey to Salomon additional amounts sufficient to compensate Salomon for such Increased Costs as are incurred. Such additional amounts may, at Counterparty's option, be paid in U.S. dollars or be satisfied by delivery of a number of Common Shares having an equivalent value; provided, however, that Counterparty shall be entitled to satisfy such obligation by delivery of Common Shares only if it provides twenty Trading Days' notice and complies with its obligations and makes the representations set forth in paragraph 10 ("Securities Laws and Registration") as if such delivery were in connection with a Delivery Date to which Net Share Settlement applied for purposes of paragraph 6(a) ("Counterparty Unwind Period Settlement Option"). A certificate as to the amount of Increased Costs, submitted to Counterparty by Salomon, shall be conclusive and binding for all purposes absent manifest error.

      (h) Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their affiliates in connection with this Transaction and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its affiliates.

      (i) Severability; Illegality. If compliance by either party with any provision of this Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of this Transaction shall not be invalidated, but shall remain in full force and effect.

      (j) Calculation Agent. Salomon shall make all calculations, adjustments and determinations required pursuant to this Transaction. Salomon's good faith calculations, adjustments and determinations shall be made in good faith and in a commercially reasonable manner.

      (k) Cash Payments. All references herein to "dollars" or "$" are to U.S. dollars. All amounts payable in cash shall be payable in dollars in immediately available funds.

      (l) Waiver of Trial by Jury. Each of Counterparty, VERIO and Salomon hereby irrevocably waives (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders) all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Transaction or the actions of Salomon or its affiliates in the negotiation, performance or enforcement hereof.

      (m) Financial Statements. Each of Counterparty and Verio will provide to Salomon promptly upon request copies of its most recent annual report containing audited or certified financial statements.



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      (n) Delivery of Opinion. On the date hereof, Counterparty will provide to
Salomon an opinion of counsel regarding this Master Confirmation and the Transaction contemplated hereby in form and substance reasonably satisfactory to Salomon.

      (o) Piggyback Rights. Without the prior consent of Salomon, neither Counterparty nor Verio shall in a public offering sell any Common Shares or securities convertible into or exchangeable for Common Shares (other than offerings pursuant to a Registration Statement on Form 5-8 or an offering of convertible preferred stock), unless Counterparty elects an Optional Unwind with respect to a number of Common Shares equal to the greater of (i) 50% of the number of Common Shares to be sold in such offering and (ii) 50% of the then outstanding Number of Common Shares in connection with the Transaction and Salomon or the Designated Salomon Affiliate participates in such offering as a selling shareholder.

      (p) Limitations on Additional Forward Stock Purchase Agreements. Until the expiration of the final Unwind Period, Verio and any of its Affiliates shall not enter into Forward Stock Purchase Agreements other than this Confirmation.

      WHERE

      "Forward Stock Purchase Agreement" means with respect to Verio and any of its Affiliates only, any forward stock purchase agreement, swap agreement or similar agreement entered into by Verio and any of its Affiliates and one or more parties in the future relating to the delayed sale by such counterparties of Common Shares.

      (q) Limitations. Notwithstanding anything to the contrary contained herein, each and every representation, warranty and covenant herein is being made by Counterparty or Verio solely on a several basis and nothing herein shall be interpreted to impute to either Counterparty of Verio any obligation or guaranty by either such entity on behalf of the other.

            10.   SECURITIES LAWS AND REGISTRATION:

      (a) Registration Statement. Verio agrees to make available to Salomon and its affiliates an effective registration statement (the "Registration Statement") pursuant to Rule 415 under the Securities Act and one or more prospectuses as necessary to allow Salomon and its affiliates to comply with the applicable prospectus delivery requirements (the "Prospectus") for the resale by Salomon and its affiliates of such number of Common Shares as Salomon shall reasonably specify (or, if greater, the number of shares that Counterparty shall reasonably specify), such Registration Statement to be effective and Prospectus to be current for each day in the Unwind Period and for at least twenty Trading Days after the Unwind Period (excluding, for the avoidance of doubt, days on which the Unwind Period has been suspended pursuant to paragraph 7(f) ("Suspension of Unwind Period")). It is understood that the Registration Statement and Prospectus will cover a number of Common Shares equal to all Common Shares acquired by Salomon or its affiliates for hedging purposes plus all Common Shares delivered by Counterparty pursuant to this Transaction. Salomon shall provide, by a reasonable time in advance, such information regarding Salomon and its affiliates as Verio, upon advice from counsel, reasonably determines is required to be included in the Prospectuses. Verio shall pay the applicable registration fee and all costs in connection with the preparation of the Registration Statement and the Prospectus including, without limitation, Salomon's legal expenses in connection with the preparation of the Registration Statement and the Prospectus and the cost of printing the Prospectus. Verio agrees to take all required action so that all Common Shares covered by the Registration Statement are eligible for sale and otherwise to take such actions reasonably requested by Salomon to facilitate the disposition of the Common Shares.

      (b) Representations. Verio represents (A) on the Trade Date of this Transaction and (B) on each day described in paragraph (c) above in connection with an Unwind Period, that each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

      (c) Due Diligence. Verio agrees to provide to Salomon and its affiliates by the Trading Day before the commencement of the relevant Unwind Period opinions of counsel, comfort letters, officers' certificates and representations and such other documents as may be reasonably requested by Salomon. Verio also agrees that beginning (x) no later than such twentieth Trading Day before the commencement of the relevant Unwind Period and (y) at any time after 5 days' notice, Salomon and its affiliates shall be entitled to perform such diligence as Salomon may reasonably request. In addition, from time to time, Salomon shall be entitled to attend, with notice, Verio's meetings with equity analysts and make reasonable inquiries of appropriate officers of Verio.

      (d) Additional Termination Event. The failure by Verio to comply with its obligations under paragraphs (a) and (c) above, if such failure is not remedied on or before the third Business Day after notice of such failure is given to Verio, shall constitute an Additional Termination Event with Counterparty as the sole Affected Party and this Transaction as the sole Affected Transaction.

            11.   INDEMNIFICATION AND CONTRIBUTION:

      (a) Indemnification by Verio. Verio agrees to indemnify and hold harmless Salomon, its affiliates, their respective directors, officers, employees, agents, advisors, brokers and representatives and each person who controls Salomon or its affiliates within the meaning of either the Securities Act or the Exchange Act against, and Verio agrees that no indemnified party shall have any liability to Counterparty or Verio or any of their affiliates, officers, directors, or employees for, any liability (whether direct or indirect, in contract, tort or otherwise) for, any losses, claims, damages, liabilities or expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions, claims, investigations or proceedings in respect thereof, whether commenced or threatened) arise out of or relate to (x) any misstatement or alleged misstatement of a material fact contained in the Registration Statement or the Prospectus (or in any offering materials or supplemental information, if any, provided by or on behalf of Counterparty or Verio in connection with any sales on a private placement basis pursuant to paragraph 6(f) ("Salomon Unwind Period Settlement Option"), or in any amendment thereof or supplement thereto, or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading) or
(y) actions or failures to act by an indemnified party with the consent of or in reliance on Verio, or (z) otherwise arise out of or relate to any breach or violation by Verio of, or misrepresentation by Verio under, this Confirmation or allegation by a third party that Verio acted or failed to act in a manner that, as alleged, would have constituted such a breach, violation or misrepresentation. Verio agrees, promptly on demand, to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action. Notwithstanding anything to the contrary in the foregoing, Verio will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Verio by or on behalf of Salomon specifically for use in connection with the preparation of the Prospectus or any supplement thereto. This indemnity agreement will be in addition to any liability which Counterparty or Verio may otherwise have.

      (b) Indemnification by Salomon. Salomon agrees to indemnify and hold harmless Verio, its affiliates, their respective directors, officers, employees and agents, and each person who controls Counterparty within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from Verio to Salomon, but only with reference to written information furnished to Counterparty by or on behalf of Salomon specifically for use in the preparation of the Prospectus or any supplement thereto. This indemnity agreement will be in addition to any liability which Salomon may otherwise have.

      (c) Legal Proceedings. Promptly after receipt by an indemnified party under paragraphs (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under paragraphs (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under paragraphs (a) or (b) above or, in respect of paragraphs (a) or (b) above, to the extent that the indemnifying party was not materially prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to represent such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under paragraphs (a) or (b) above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), representing the indemnified parties who are parties to such action), (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (A) or (C) is applicable, such liability shall be only in respect of the counsel referred to in such clause (A) or (C). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising from such proceeding.

      (d) Contribution. If the indemnification provided for above is unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities, in such proportion as is appropriate to reflect not only the relative fault of Verio on the one hand and of Salomon on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, but also any other relevant equitable considerations. The relative fault of Verio on the one hand and Salomon on the other shall be determined by reference to, among other things, whether the misstatement or alleged misstatement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Verio or by Salomon and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The parties agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           12.   MODIFICATIONS TO THE AGREEMENT:

           Prior to execution of the Master Agreement and Schedule the provisions in this Section 12 shall apply. Upon execution of the Master Agreement and Schedule by the parties the provisions in this Section 12 shall be deemed deleted.

     (a)   Termination Provisions:

     (i) The "Cross-Default" provisions of Section 5(a)(vi) of the Agreement will apply to Salomon and Counterparty.

           WHERE

"Threshold Amount" means (i) with respect to Salomon three percent (3%) of Stockholder's Equity of Salomon, and (ii) with respect to Counterparty USD 1,000,000. For purposes of (i) above, Stockholder's Equity shall be determined by reference to the relevant party's most recent consolidated (quarterly, in the case of a U.S. incorporated party) balance sheet and shall include, in the case of a U.S. incorporated party, legal capital, paid-in capital, retained earnings and cumulative translation adjustments. Such balance sheet shall be prepared in accordance with accounting principles that are generally accepted in such party's country of organization.


     (ii) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will apply to Salomon and Counterparty.

     (iii) "Termination Currency" means United States Dollars.

     (b)  Set-Off:

          Section 6 of the Agreement is amended by adding the following new subsection 6(f):

          (f) In addition to any rights of set-off a party may have as a matter of law or otherwise, upon the occurrence of an Event of Default with respect to a party ("X") the other party ("Y") will have the right (but will not be obliged) without prior notice to X or any other person to set-off any obligation of X owing to Y (whether or not arising under this Agreement, whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y owing to X (whether or not arising under this Agreement, whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation).

          For the purpose of cross-currency set-off, Y may convert any obligation to another currency at a market rate determined by Y.

          If an obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

     (c) Credit Support Document. The Credit Support Document is the Pledge Agreement.


          13.  REPRESENTATIONS:

     (a) Each party represents (which representations will be deemed to be repeated on each Tranche Date) to the other party that:

     (i) It is acting as principal for its own account and not as agent when entering into this Transaction;

     (ii) It has sufficient knowledge and expertise to enter into this Transaction and it is entering into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as its deems necessary and not upon any view expressed by the other. It has made its own independent decision to enter into this Transaction, is acting at arm's length and is not relying on any communication (written or oral) of the other party as a recommendation or investment advice regarding this Transaction. It has the capability to evaluate and understand (on its own behalf or through independent professional advice), and does understand, the terms, conditions and risks of this Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks. It acknowledges and agrees that the other party is not acting as a fiduciary or advisor to it in connection with this Transaction. It is entering into this Transaction for the purposes of hedging its underlying assets or liabilities, in connection with a line of business or to lock in the future cost of its share repurchase program, and not for purposes of speculation; and

      (iii) It is an "accredited investor" as defined in Section 2(15)(ii) of the Securities Act and an "eligible swap participant" as such term is defined in 17 C.F.R. Section 35.1(b)(2).

      (b) Counterparty and Verio each represents as of the Trade Date to Salomon that:

      (i) It understands no obligations of Salomon to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Salomon or any governmental agency;

      (ii) Its financial condition is such that it has no need for liquidity with respect to its investment in this Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness. Its investments in and liabilities in respect of this Transaction, which it understands is not readily marketable, is not disproportionate to its net worth, and it is able to bear any loss in connection with this Transaction, including the loss of its entire investment in this Transaction;

      (iii) It understands that this Transaction and, except as provided in paragraph 10 ("Securities Laws and Registration"), the transactions contemplated herein will not be registered under the Securities Act or any state securities law or other applicable federal securities law; and

      (iv) IT UNDERSTANDS THAT THIS TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

      (c) Verio represents that the entry by Counterparty into this Confirmation, the sale of Common Shares to Salomon pursuant to the Purchase Agreement dated as of the date hereof among the parties hereto and the use of the proceeds of such sale by Counterparty will not result in a violation of or contravene any material agreement to which Verio is a party or subject to.

      (d) With respect to this Transaction, each representation under the Agreement made or deemed made on each date on which a Transaction is entered into shall be deemed made on the Trade Date.

            14.   ACCOUNTS FOR PAYMENT:

            To Salomon:              To be advised.

            To Counterparty:         To be advised.

            15.   DELIVERY INSTRUCTIONS:

      Unless otherwise directed in writing, any Common Shares to be delivered hereunder shall be delivered as follows:

                  To Salomon:               Salomon Smith Barney
                                            DTC 418
                                            Attn: Prime Broker Group
                                            For Account 768-00038


                  To Counterparty:          To be advised.

            16.   ADDRESSES FOR NOTICES:

      For purposes of Section 12(a) of the Agreement, unless otherwise directed in writing, all notices or communications to Counterparty or Salomon shall be delivered to the following addresses:

                  To Salomon:               Salomon Brothers Holding Company Inc
                                            Attn.: Herman Hirsch
                                            390 Greenwich Street- 3rd Floor
                                            Equity Derivatives
                                            New York, NY  10013
                  Facsimile:                (212) 723-8750
                  Telephone:                (212) 723-7357

                  with a copy to:           Donald A. Bendernagel, Esq.
                                            Salomon Brothers Holding Company Inc
                                            388 Greenwich Street - 20th Floor
                                            New York, New York 10013
                  Facsimile:                (212) 816-4223
                  Telephone:                (212) 816-2747

                  To Counterparty
                      And Verio:            General Counsel
                                            Verio LLC
                                            8005 South Chester Street, Suite 200
                                            Englewood, CO  80112
                  Facsimile:                (303) 792-3879
                  Telephone:                (303) 645-1900

                                        Yours sincerely,

                                        SALOMON BROTHERS HOLDING COMPANY INC

                                        By: /s/ Joseph Elmlinger
                                           ------------------------------------
                                                Joseph Elmlinger
                                                Managing Director
                                                Authorized Representative



Confirmed as of the date first above written:

VERIO, LLC

By: /s/ Peter B. Fritzinger
   -----------------------------------
   Name:  Peter B. Fritzinger
   Title: Manager

VERIO INC.

By: /s/ Peter B. Fritzinger
   -----------------------------------
   Name:  Peter B. Fritzinger
   Title: Chief Financial Officer